3976900

THURSDAY

AFI48WM1
A73 24/01/2008 366
COMPANIES HOUSE

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

HLI (UK) LIMITED[1]

1 The name of the Company is "HLI (UK) Limited"

2 The registered office of the Company will be situated in England and Wales

3 The object of the Company is to carry on business as a general commercial company In particular, but without prejudice to the generality of the foregoing, the Company has the following objects

(a) To carry on any business or undertaking and to effect any transaction or operation commonly carried on or effected by manufacturers, processors, merchants and dealers in all or any articles of commercial and personal use and consumption (both wholesale and retail), providers of services, shipowners, importers, exporters, carriers and transporters, storers, warehousers, promoters, bankers, insurers, factors, capitalists, financiers, real property dealers and investors, estate agents, concessionaires, brokers, builders, engineers, contractors, consultants, mercantile and general agents, advertising agents, marketing agents, publishers, inventors and researchers of all kinds

(b) To act as the holding and co-ordinating company of the group of companies of which the Company is for the time being the holding company and to co-ordinate, finance and manage all or any part of the businesses and undertakings of any company directly or indirectly controlled by the Company or in which the Company is interested, directly or indirectly, whether as a shareholder or otherwise

(c) To carry on any other business or activity of any nature whatsoever which in the opinion of the Directors is, or may seem to be, capable of being conveniently or advantageously carried on in connection or conjunction with any business of the Company hereinbefore or hereinafter authorised, or likely, directly or indirectly, to

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1 Name changed from Quayshelfco 766 Limited to Hawkesby Hargreaves Lansdown Limited by a Resolution of the Members dated 28 June 2000 and then to HLI (UK) Limited by a Resolution of the Members dated 3 October 2000

enhance the value of, or render profitable or more profitable, or facilitate the realisation of any part of the Company's undertaking property or assets or otherwise to advance the interests of the Company or to utilize its skills, know-how or expertise

(d) To carry on all or any of the said businesses in any part of the world, either together as one business or as separate distinct businesses and either as principals, agents, contractors, trustees or otherwise, and by or through agents, contractors, trustees, subsidiary companies or otherwise, and either alone or in conjunction with others

(e) To purchase, take on lease or in exchange, hire or otherwise acquire and hold, for any estate or interest, and manage any lands, buildings, servitudes, easements, rights, privileges, concessions, machinery, plant, stock-in-trade and any heritable or moveable real or personal property of any kind

(f) To purchase or otherwise acquire, dispose of, protect, extend and renew any patents, registered designs, trade marks, and service marks (whether registered or not) copyright, design right or any similar property rights including those subsisting in inventions, designs, drawings, performances, computer programs, semi-conductor topographies, confidential information, business names, goodwill and the style of presentation of goods or services and applications for protection thereof which may seem to the Company capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, receive or grant licences in respect of or otherwise turn to account any of the same for any purpose whatsoever, whether manufacturing or otherwise, which the Company may think calculated directly or indirectly to achieve these objects

(g) To form, promote, subsidise and assist companies, syndicates or other bodies of all kinds and to issue on commission or otherwise underwrite, subscribe for and take or guarantee the payment of any dividend or interest on any shares, stocks, debentures or other capital or securities or obligations of any such companies, syndicates or other bodies, and to pay or provide for brokerage commission and underwriting in respect of any such issue

(h) To enter into partnerships or into any arrangement for sharing profits, union of interests, co-operation or otherwise with any person or company for the purpose of carrying on business within any of the objects of the Company

(i) To purchase or otherwise acquire and undertake all or any part of the business, property, liabilities and transactions of any person, body or company carrying on any

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business which this Company is authorised to carry on, or possessed of property, assets or rights suitable for any of the objects of the Company

(j) To develop, work, improve, manage, lease, mortgage, charge, pledge, turn to account or otherwise deal with all or any part of the property, assets or rights of the Company, to surrender or accept surrender of any lease or tenancy or rights, and to sell or deal with the property, assets, business, rights or undertaking of the Company, or any part thereof, and on such terms and for such consideration as the Company may think fit, and including for cash or shares, debentures or securities of any other company

(k) To build, construct, erect, maintain, alter, replace or remove any buildings, works, offices, erections, plant, machinery, tools, equipment or otherwise as may seem desirable for any of the businesses or in the interests of the Company, and to manufacture, buy, sell, lease or otherwise acquire and generally deal in any plant, tools, machinery, goods or things of any description which may be conveniently dealt with in connection with any of the Company's objects

(l) To manage and conduct the affairs of any companies, firms, bodies and persons carrying on business of any kind whatsoever, and in any part of the world

(m) To enter into, carry on and participate in financial transactions and dealings and operations of all kinds and to take any steps which may be considered expedient for carrying into effect such transactions, dealings and operations including, without prejudice to the generality of the foregoing, borrowing and lending money and entering into contracts and arrangements of all kinds

(n) To borrow or raise money in such manner as the Company shall think fit and in particular by the issue (whether at par or at a premium or discount and for such consideration as the Company may think fit) of bonds, debentures or debenture stock (payable to bearer or otherwise), mortgages or charges, shares or other securities, perpetual or otherwise, and, if the Company thinks fit, charged upon all or any of the Company's property (both present and future) and undertaking including its uncalled capital and further, if so thought fit, convertible into any stock or shares or securities of the Company or any other company, and collaterally or further to secure any obligations of the Company by a trust deed or other assurance or pledge

(o) To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets and rights present and future and uncalled capital of the Company or by both such methods or

by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever including but not limited to any company which is for the time being the holding company or a subsidiary (both as defined by section 736 Companies Act 1985) of the Company or of the Company's holding company or is controlled by the same person or persons as control the Company or is otherwise associated with the Company in its business

(p) To grant indemnities of every description and to undertake obligations of every description

(q) To make, draw, accept, exchange, endorse, negotiate, execute and issue promissory notes, bills of exchange or other negotiable instruments or payment orders and to receive money on deposit or loan

(r) To pay all or any expenses incurred in connection with the formation and promotion and incorporation of the Company and to pay commission to and remunerate any person or company for services rendered in underwriting or placing, or assisting to underwrite or place, any of the shares in the Company's capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business

(s) To pay for any property or rights acquired by the Company in such manner as the Company may think fit, including payment either in cash or fully or partly paid-up shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another and generally on such terms as the Company may determine

(t) To accept payment for any property or rights sold or otherwise disposed of or dealt with by the Company in such manner as the Company may think fit, including payment either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred rights in respect of dividend or repayment of capital or otherwise, or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine

(u) While the Company remains a private company, and subject to the provisions of the Companies Act 1985, to

(i) remunerate or undertake to remunerate any person, firm or company rendering services to the Company, whether by cash payment or by the allotment to him it or them of shares or securities of the Company credited as paid in full or in part or otherwise, and

(ii) give financial assistance (within the meaning of section 152(1)(a) Companies Act 1985)

(v) To make loans or donations, either in cash or of other assets, to or enter into any arrangements whatsoever for the benefit of such persons and in such cases whatsoever as the Company may think directly or indirectly conducive to any of its objects or otherwise expedient

(w) To distribute among the members in specie any property of the Company or any proceeds of sale, disposal or realisation of any property of the Company but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law

(x) To subscribe for, purchase or otherwise acquire, take, hold, or sell any shares or stock, bonds, debentures or debenture stock, or other securities or obligations of any person, firm, government or other authority or issuer (including any subsidiary of the Company) and to invest, deal with or lend any of the moneys of the Company in such manner, with or without security and on such terms as the Company may think fit

(y) To amalgamate with any other company either whose objects are or include objects similar to those of the Company or which is possessed of property, assets or rights suitable for any of the purposes of the Company and on any terms whatsoever

(z) To procure the Company or any branch or representative of it to be registered or recognised in any country or place abroad or with any applicable regulatory authority

(aa) To obtain any provisional or other order or Act of Parliament of the United Kingdom or of the legislature of any other State or jurisdiction for enabling the Company to carry any of its objects into effect, or for effecting any modifications to the Company's constitution, or for any other purpose which may seem expedient, and to oppose or make representations in connection with any proceeding, proposal or application which may seem calculated, directly or indirectly, to prejudice the Company's interests

(bb) To appoint any person or persons, firm or firms, company or companies to be the attorney or agent of the Company and to act as agents, managers, secretaries, contractors or in similar capacity

(cc) To insure the life of any person who may, in the opinion of the Company, be of value to the Company as having or holding for the Company interests, goodwill or influence or other assets and to pay the premiums on such insurance

(dd) To establish and maintain or procure the establishment and maintenance of contributory or non-contributory pension or superannuation funds for the benefit of the persons referred to below, to grant emoluments, pensions, allowances, donations, gratuities, loans and bonuses to such persons and to make payments for or towards insurance on the life or lives of such persons, to establish, subsidise, subscribe to or otherwise support any institution, association, society, club, other establishment, or fund, the support of which may, in the opinion of the Company, be calculated directly or indirectly to benefit the Company or any such persons, or may be connected with any place where the Company carries on business, to institute and maintain any institution, association, society, club or other establishment or profit-sharing scheme, share incentive scheme or employees' share scheme calculated to advance the interests of the Company or to benefit such persons, to institute and maintain or assist in the institution or maintenance of any scheme calculated to promote the purchase of holding of shares of or securities in the Company by the public, any section thereof or such persons, and, subject to the provisions of the Act, to lend money or make payments to, or guarantee or give an indemnity in respect of, or to give any financial or other assistance to, any such persons or trustees on their behalf or any other person, for the purposes of, or to facilitate the institution or maintenance of, any such schemes, to join, participate in and subsidise or assist any association of employers or employees or any trade association, and to subscribe or guarantee money for charitable or benevolent objects or for any public, general or useful object or for any exhibition, the said persons are any persons who are or were at any time in the employment or service of the Company or of any of its businesses or of any company which was or is for the time being the holding company or a subsidiary (both as defined by section 736 Companies Act 1985) of the Company or of the Company's holding company or is otherwise associated with the Company or any of its businesses or who are or were at any time directors or officers of the Company or of such other company or business as aforesaid, or holding or who hold or who held any salaried employment or office in the Company or such other company or business, and the families (including former spouses) of them or any person who is or was dependant on them

(ee) To purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers or employees of the Company or any other company which is a subsidiary or subsidiary undertaking of the Company or in which the Company has any interest, whether direct or indirect, or who are or were at any time

trustees of any pension fund in which any employee of the Company or of any other such company or subsidiary undertaking are of have been interested indemnifying such persons against liability for negligence, default, breach of duty or breach of trust or any other liabilities which may be lawfully insured against

(ff) To take, make, execute, enter into, commence, carry on, prosecute or defend all steps, claims, demands, contracts, agreements, negotiations, legal and other proceedings, compromises, arrangements and schemes, and to do all other acts, matters and things which shall at any time appear conducive or expedient for the advantage or protection of the Company

(gg) To do all or any of the above things in any part of the world and either as principals, agents, attorneys, contractors, trustees, or otherwise, and either alone or in conjunction with others

(hh) To do all such acts or things as are incidental or conducive to the attainment of the above objects or any of them

It is hereby declared that

(i) the word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere, and whether now existing or hereafter to be formed, and

(ii) the objects set forth in each sub-clause of this clause shall not be restrictively construed, but the widest interpretation shall be given thereto and they shall not, except where the context expressly so requires, be in any way limited or restricted by application of the ejusdem generis rule or by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company, none of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have full power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company

4 The liability of the members is limited

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5 The share capital of the Company is £318,500 divided into 318,500 Ordinary Shares of £ 1 each [2]

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2 Inserted by Written Resolution dated 18 January 2008